FERRO REPORTS SECOND QUARTER 2018 RESULTS; GAAP EPS INCREASED 40% TO $0.35 AND ADJUSTED EPS INCREASED 18.9% TO $0.44

ALSO MAKES ACQUISITIONS THAT SUPPLEMENT AND EXPAND CURRENT PORTFOLIO OF TECHNOLOGIES,

SETTING STAGE FOR FUTURE GROWTH

2018 Second Quarter *

•	GAAP EPS increased 40.0% to $0.35

Ferro reported $0.44 of adjusted earnings per share. This was our eighth consecutive quarter of organic growth, and all three business units contributed to the strong results.

Ferro’s innovation initiatives resulted in approximately 20% of our revenue in the quarter coming from our new product program pipeline.  And our optimization initiatives helped us offset raw material price inflation through product pricing and reformulation.

We also continued our momentum in corporate development, making acquisitions that bring to Ferro products with technologies that are excellent additions to our current portfolio and that expand our opportunities for further dynamic innovation and optimization.

Peter Thomas

Chairman, President and CEO, Ferro Corporation

•	Adjusted EPS increased 18.9% to $0.44
•	Net Sales increased 19.4% to $416.2 million
•	Net Income increased 41.1% to $29.7 million, with EBITDA expanding 17.9% to $75.2 million
•	Full-year 2018 non-GAAP guidance reaffirmed, despite currency headwinds
•	Organic sales grew 5.4% on constant currency

Key Results * (amounts in millions, except EPS)

Sales and Gross Profits	Q2 2018	% Change	YTD	% Change
Net Sales	$416,239	19.4%	$821,771	22.8%
Net Sales (Constant Currency)	416,239	16.4%	821,771	17.2%
Gross Profit (GAAP)	126,645	16.9%	245,331	18.4%
Adjusted Gross Profit (Constant Currency)	127,251	12.3%	246,916	11.1%

Net Income, EBITDA and EPS	Q2 2018	% Change	YTD	% Change
Net Income [1]	$29,668	41.1%	$53,059	23.6%
Adjusted EBITDA	75,186	17.9%	139,210	16.3%
GAAP diluted EPS	$0.35	40.0%	$0.62	24.0%
Adjusted diluted EPS	0.44	18.9%	0.80	17.6%

*Comparative information is relative to prior-year second quarter.

1 Note: Net Income attributable to Ferro Corporation common shareholders.

Segment Results * (amounts in millions, except EPS)

Performance Coatings	Q2 2018	% Change	YTD	% Change
Net Sales	$193,449	27.5%	$378,097	35.9%
Net Sales (Constant Currency)	193,449	25.2%	378,097	30.0%
Gross Profit (GAAP)	50,297	25.0%	94,062	27.6%
Adjusted Gross Profit (Constant Currency)	50,205	18.6%	93,929	19.1%

Performance Colors & Glass	Q2 2018	% Change	YTD	% Change
Net Sales	$126,027	18.2%	$246,532	17.3%
Net Sales (Constant Currency)	126,027	14.3%	246,532	11.4%
Gross Profit (GAAP)	45,362	13.2%	88,690	14.4%
Adjusted Gross Profit (Constant Currency)	45,366	9.0%	88,694	7.9%

Color Solutions	Q2 2018	% Change	YTD	% Change
Net Sales	$96,763	7.2%	$197,142	9.1%
Net Sales (Constant Currency)	96,763	4.2%	197,142	4.3%
Gross Profit (GAAP)	31,541	11.0%	63,690	12.5%
Adjusted Gross Profit (Constant Currency)	31,904	7.5%	64,643	5.0%

*Comparative information is relative to prior-year second quarter.

Technology & Innovation Advancement

Since June 29, 2018, we have completed acquisitions and signed definitive acquisition agreements (subject to customary closing conditions) with purchase prices in the aggregate amount of approximately $80 million.  These transactions are expected to bring into the Ferro portfolio a range of products with technologies that support future growth, including future acquisitions and advancement into adjacent and new high-end markets that place a premium on innovation. Pending purchase accounting, we expect these acquisitions to be immediately accretive to earnings and to deliver on an annual basis approximately $50 - $60 million in revenue and $16 to $18 million in synergy-adjusted EBITDA.

Synergy-adjusted EBITDA for the transactions excludes the impact of certain items, primarily associated with purchase accounting adjustments, transaction-related expenses and acquisition integration costs, restructuring activities, gains and losses on asset sales concluded by the companies being acquired, and other adjustments to harmonize their accounting results to our standard accounting practices. The impact of adjusting for these items cannot be determined because some of the transactions have not been completed and it is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not occurred yet. Therefore, the Company is unable to reconcile the synergy-adjusted EBITDA guidance for the recent pending and completed acquisitions.

Full-Year 2018 Guidance

The 2018 guidance is being maintained, despite foreign currency headwinds.  The guidance assumption has been updated to reflect a USD/EUR exchange rate of 1.16, compared to an exchange rate of 1.20 in our prior guidance.  Also, the 2018 guidance assumes no acquisitions, exceptional optimization program spend or divestitures in 2018.

Adjusted Free Cash
	Adjusted	Adjusted	Flow from Operations
	EBITDA	EPS	Conversion[1]
2018 Guidance	$270 - $275M	$1.55 - $1.60	40% - 45%

Currency Exposure 2017 Weighting		2018 Guidance FX sensitivity
EUR - Euro	35% to 40%	% Change	Operating Profit
CNY -Yuan Renminbi	5% to 7%	+1 all FX change	~ $1.4 million to ~$1.6 million
MXN – Mexican Peso	4% to 6%	+1 Euro change	~$0.9 million to ~$1.1 million
EGP – Egyptian Pound	2% to 5%

The results and guidance in this release, including in the highlights above, contain references to non-GAAP measures from continuing operations.  Reconciliations of historical GAAP to non-GAAP results can be found at the end of this release.

1 Note: Adjusted free cash flow is defined as GAAP Operating Cash Flow, less Capex, plus cash used for restructuring, acquisition related professional fees, divested businesses and assets, and certain optimization projects (including Capital).

Ferro is providing adjusted diluted EPS, adjusted EBITDA and adjusted free cash flow from operations conversion guidance on a continuing operations basis. While it is likely that Ferro could incur charges for items excluded from adjusted diluted EPS, adjusted EBITDA and adjusted free cash flow from operations conversion such as mark-to-market adjustments of pension and other postretirement benefit obligations, restructuring and impairment charges, and legal and professional expenses related to certain business development activities, it is not possible, without unreasonable effort, to identify the amount or significance of these items or the potential for other transactions that may impact future GAAP net income and cash flow from operating activities. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company's forecasted range of these adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

Constant Currency

Constant currency results reflect the remeasurement of 2017 reported and adjusted local currency results using 2018 exchange rates, which reproduces constant currency comparative figures to 2018 reported and adjusted results. These non-GAAP financial measures should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call

Ferro will conduct an investor teleconference at 10:00 a.m. EDT Thursday, July 26, 2018. Investors can access this conference via any of the following:

• Webcast can be accessed by clicking on the Investor link at the top of Ferro’s website at ferro.com.

• Live telephone: Call 800-909-7944 within the U.S. or +1 212-231-2935 outside the U.S. Please join the call at least 10 minutes before the start time.

• Webcast replay: Available on Ferro’s Investor website at ferro.com beginning at approximately 12:00 noon Eastern Time on July 26, 2018

• Telephone replay: Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21891850).

• Presentation material & podcast: Earnings presentation material and podcasts can be accessed through the Investor Information portion of the Company’s Web site at ferro.com.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include: Performance Coatings (metal and ceramic coatings), Performance Colors and Glass (glass coatings), and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,620 associates globally and reported 2017 sales of $1.4 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its investment and restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world including the impact of tariffs;
•	challenges associated with a multi-national company such as Ferro competing lawfully with local competitors in certain regions of the world;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions (including those pending acquisitions noted in this press release), effectively integrate the acquired businesses and achieve the expected synergies, as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	Ferro’s ability to successfully introduce new products and services or enter into new growth markets;
•	the impact of damage to, or the interruption, failure or compromise of the Company’s information systems;
•	the implementation and operations of business information systems and processes;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulation of hazardous and other materials and regulations affecting health, safety and the environment;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•	sale of products and materials into highly regulated industries;
•	our ability to address safety, human health, product liability and environmental risks associated with our current and historical products, product life cycle and production processes;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	management of Ferro’s general and administrative expenses;

Cautionary Note on Forward-Looking Statements (continued)

•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	the impact of the Tax Cuts and Jobs Act on our business;
•	exposure to lawsuits governmental investigations and proceedings relating to current and historical operations and products;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release.

Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2017.

Ferro Corporation

Investor Contact:

Kevin Cornelius Grant, 216.875.5451

Head of Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216.875.5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$416,239	$348,632	$821,771	$669,187
Cost of sales	289,594	240,290	576,440	462,051
Gross profit	126,645	108,342	245,331	207,136
Selling, general and administrative expenses	70,124	62,981	143,216	122,427
Restructuring and impairment charges	3,768	3,224	7,874	6,242
Other expense (income):
Interest expense	8,200	6,449	16,162	12,673
Interest earned	(186)	(175)	(387)	(355)
Foreign currency losses, net	2,660	4,868	4,500	4,554
Loss on extinguishment of debt	3,226	-	3,226	3,905
Miscellaneous (income) expense, net	(1,372)	1,071	(597)	(1,493)
Income before income taxes	40,225	29,924	71,337	59,183
Income tax expense	10,364	8,695	17,878	15,833
Net income	29,861	21,229	53,459	43,350
Less: Net income attributable to noncontrolling interests	193	204	400	427
Net income attributable to Ferro Corporation common shareholders	$29,668	$21,025	$53,059	$42,923
Earnings per share attributable to Ferro Corporation common shareholders:
Basic earnings per share	0.35	0.25	0.63	0.51
Diluted earnings per share	0.35	0.25	0.62	0.50

Shares outstanding:
Weighted-average basic shares	84,341	83,673	84,284	83,602
Weighted-average diluted shares	85,589	85,277	85,545	85,080
End-of-period basic shares	84,137	83,694	84,137	83,694

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Segment Net Sales
Performance Coatings	$193,449	$151,746	$378,097	$278,311
Performance Colors and Glass	126,027	106,637	246,532	210,155
Color Solutions	96,763	90,249	197,142	180,721
Total segment net sales	$416,239	$348,632	$821,771	$669,187

Segment Gross Profit
Performance Coatings	$50,297	$40,246	$94,062	$73,735
Performance Colors and Glass	45,362	40,087	88,690	77,505
Color Solutions	31,541	28,416	63,690	56,598
Other costs of sales	(555)	(407)	(1,111)	(702)
Total gross profit	$126,645	$108,342	$245,331	$207,136

Selling, general and administrative expenses
Strategic services	$39,643	$33,013	$80,821	$64,673
Functional services	26,524	24,835	53,042	48,068
Incentive compensation	2,531	2,465	5,497	4,295
Stock-based compensation	1,426	2,668	3,856	5,391
Total selling, general and administrative expenses	$70,124	$62,981	$143,216	$122,427

Table 3

Ferro Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	June 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$44,886	$63,551
Accounts receivable, net	395,858	354,416
Inventories	381,763	324,180
Other receivables	66,519	67,137
Other current assets	25,765	16,448
Total current assets	914,791	825,732
Other assets
Property, plant and equipment, net	334,997	321,742
Goodwill	199,172	195,369
Intangible assets, net	179,154	187,616
Deferred income taxes	109,404	108,025
Other non-current assets	36,294	43,718
Total assets	$1,773,812	$1,682,202

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$25,739	$25,136
Accounts payable	201,380	211,711
Accrued payrolls	39,904	48,201
Accrued expenses and other current liabilities	75,114	70,151
Total current liabilities	342,137	355,199
Other liabilities
Long-term debt, less current portion	815,015	726,491
Postretirement and pension liabilities	161,179	166,680
Other non-current liabilities	71,769	77,152
Total liabilities	1,390,100	1,325,522
Equity
Total Ferro Corporation shareholders’ equity	374,628	344,814
Noncontrolling interests	9,084	11,866
Total liabilities and equity	$1,773,812	$1,682,202

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$29,861	$21,229	$53,459	$43,350
Gain on sale of assets	59	866	288	1,285
Depreciation and amortization	13,574	11,781	26,966	23,156
Interest amortization	903	953	1,773	1,432
Restructuring and impairment	3,050	1,046	5,479	3,874
Loss on extinguishment of debt	3,226	-	3,226	3,905
Accounts receivable	(18,107)	(21,564)	(50,764)	(48,183)
Inventories	(36,544)	(11,545)	(65,364)	(28,659)
Accounts payable	5,608	5,934	(1,531)	14,122
Other current assets and liabilities, net	(12,065)	(1,846)	(18,800)	(5,111)
Other adjustments, net	7,045	6,221	7,593	5,534
Net cash (used in) provided by operating activities	(3,390)	13,075	(37,675)	14,705
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(22,887)	(10,128)	(43,569)	(16,894)
Business acquisitions, net of cash acquired	(2,568)	(14,752)	(4,920)	(14,752)
Other investing activities	9	143	31	145
Net cash used in investing activities	(25,446)	(24,737)	(48,458)	(31,501)
Cash flows from financing activities
Net (repayments) under loans payable	(11,570)	(1,660)	(1,828)	(5,645)
Proceeds from revolving credit facility - 2014 Credit Facility	-	-	-	15,628
Principal payments on revolving credit facility - 2014 Credit Facility	-	-	-	(327,183)
Principal payments on term loan facility - 2014 Credit Facility	-	-	-	(243,250)
Proceeds from term loan facility - Credit Facility	-	-	-	623,827
Principal payments on term loan facility - Credit Facility	(302,396)	(1,596)	(304,060)	(1,596)
Principal payments on term loan facility - Amended Credit Facility	(2,050)		(2,050)	-
Proceeds from revolving credit facility - Credit Facility	15,400	-	134,950	-
Principal payments on revolving credit facility - Credit Facility	(133,583)	-	(212,950)	-
Proceeds from revolving credit facility - Amended Credit Facility	580	-	580	-
Proceeds from term loan facility - Amended Credit Facility	466,075	-	466,075	-
Payment of debt issuance costs	(3,466)	(215)	(3,466)	(12,927)
Acquisition related contingent consideration payment	-	-	(348)	-
Purchase of treasury stock	(6,014)	-	(6,014)	-
Other financing activities	(254)	(540)	(2,387)	(930)
Net cash provided by financing activities	22,722	(4,011)	68,502	47,924
Effect of exchange rate changes on cash and cash equivalents	(2,296)	1,710	(1,034)	2,156
(Decrease) increase in cash and cash equivalents	(8,410)	(13,963)	(18,665)	33,284
Cash and cash equivalents at beginning of period	53,296	92,829	63,551	45,582
Cash and cash equivalents at end of period	$44,886	$78,866	$44,886	$78,866
Cash paid during the period for:
Interest	$9,136	$8,179	$16,450	$14,714
Income taxes	$9,803	$5,416	$14,378	$9,513

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended June 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income attributable to common shareholders	Diluted earnings per share

	2018

As reported	$289,594	$70,124	$3,768	$12,528	$10,364	$29,668	$0.35
Special items:
Restructuring	-	-	(3,768)	-	-	3,768	0.04
Acquisition related professional fees	(364)	(3,149)	-	-	-	3,513	0.04
Costs related to optimization projects	(242)	(1,467)	-	-	-	1,709	0.02
Costs related to divested businesses and assets	-	131	-	-	-	(131)	-
Other[1]	-	-	-	(1,631)	-	1,631	0.02
Tax on special items	-	-	-	-	2,874	(2,874)	(0.03)
Total special items[4]	(606)	(4,485)	(3,768)	(1,631)	2,874	7,616	0.09
As adjusted	$288,988	$65,639	$-	$10,897	$13,238	$37,284	$0.44

	2017

As reported	$240,290	$62,981	$3,224	$12,213	$8,695	$21,025	$0.25
Special items:
Restructuring	-	-	(3,224)	-	-	3,224	0.04
Acquisition related professional fees	(1,508)	(4,332)	-	-	-	5,840	0.07
Costs related to optimization projects	(53)	(69)	-	-	-	122	-
Costs related to divested businesses and assets	(70)	(622)	-	-	-	692	0.01
Other[2]	-	-	-	(4,159)	-	4,159	0.05
Tax on special items	-	-	-	-	3,851	(3,851)	(0.05)
Total special items[4]	(1,631)	(5,023)	(3,224)	(4,159)	3,851	10,186	0.12
As adjusted	$238,659	$57,958	$-	$8,054	$12,546	$31,211	$0.37

(1)

The adjustments to “Other expense, net” primarily relate to debt extinguishment charges, fees expensed associated with the Amended Credit Facility and a gain recognized on increasing our ownership interest in FMU.

(2)

The adjustments to “Other expense, net” primarily relate to the FX loss incurred on our Euro-denominated term loan, a loss on an equity method investment, and a loss on an asset sale during the quarter.

(3)	The tax rate reflects the reported tax rate, adjusted for special items being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Six Months Ended June 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income attributable to common shareholders	Diluted earnings per share

	2018

As reported	$576,440	$143,216	$7,874	$22,904	$17,878	$53,059	$0.62
Special items:
Restructuring	-	-	(7,874)	-	-	7,874	0.09
Acquisition related professional fees	(952)	(5,795)	-	-	-	6,747	0.08
Costs related to optimization projects	(633)	(2,365)	-	-	-	2,998	0.04
Costs related to divested businesses and assets	-	(384)	-	-	-	384	-
Other[1]	-	-	-	(2,435)	-	2,435	0.03
Tax on special items	-	-	-	-	5,267	(5,267)	(0.06)
Total special items[4]	(1,585)	(8,544)	(7,874)	(2,435)	5,267	15,171	0.18
As adjusted	$574,855	$134,672	$-	$20,469	$23,145	$68,230	$0.80

	2017

As reported	$462,051	$122,427	$6,242	$19,284	$15,833	$42,923	$0.50
Special items:
Restructuring	-	-	(6,242)	-	-	6,242	0.07
Acquisition related professional fees	(4,087)	(6,357)	-	-	-	10,444	0.12
Costs related to optimization projects	(111)	(431)	-	-	-	542	0.01
Costs related to divested businesses and assets	(70)	(785)	-	-	-	855	0.01
Other[2]	-	-	-	(5,333)	-	5,333	0.06
Tax on special items	-	-	-	-	8,538	(8,538)	(0.10)
Total special items[4]	(4,268)	(7,573)	(6,242)	(5,333)	8,538	14,878	0.17
As adjusted	$457,783	$114,854	$-	$13,951	$24,371	$57,801	$0.68

(1)

The adjustments to “Other expense, net” primarily relate to debt extinguishment charges, fees expensed associated with the Amended Credit Facility, a gain recognized on increasing our ownership interest in FMU, earn out adjustments for acquisitions and other acquisition related costs.

(2)

The adjustments to “Other expense, net” primarily relate to the FX loss incurred on our Euro-denominated term loan, a loss on an equity method investment, the loss/gain on an asset sale, debt extinguishment costs and a reduction of a contingent liability in Argentina.

(3)	The tax rate reflects the reported tax rate, adjusted for special items being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	June 30,
	2017	Adjusted 2017[1]	2018	2018 vs Adjusted 2017
Segment net sales
Performance Coatings	$151,746	$154,472	$193,449	$38,977
Performance Colors and Glass	106,637	110,255	126,027	15,772
Color Solutions	90,249	92,834	96,763	3,929
Total segment net sales	$348,632	$357,561	$416,239	$58,678

Segment adjusted gross profit
Performance Coatings	$40,889	$42,314	$50,205	$7,891
Performance Colors and Glass	40,405	41,639	45,366	3,727
Color Solutions	28,962	29,667	31,904	2,237
Other costs of sales	(283)	(294)	(224)	70
Total adjusted gross profit[2]	$109,973	$113,326	$127,251	$13,925

Adjusted selling, general and administrative expenses
Strategic services	$32,715	$34,296	$39,581	$5,285
Functional services	20,110	19,831	22,101	2,270
Incentive compensation	2,465	2,523	2,531	8
Stock-based compensation	2,668	2,668	1,426	(1,242)
Total adjusted selling, general and administrative expenses[3]	$57,958	$59,318	$65,639	$6,321

Adjusted operating profit	$52,015	$54,008	$61,612	$7,604
Adjusted operating profit as a % of net sales	14.9%	15.1%	14.8%

(1)

Reflects the remeasurement of 2017 reported and adjusted local currency results using 2018 exchange rates, resulting in constant currency comparative figures to 2018 reported and adjusted results.  See Table 5 for non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 5 for the reconciliation of adjusted gross profit for the three months ended June 30, 2018 and 2017, respectively.
(3)	Refer to Table 5 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the three months ended June 30, 2018 and 2017, respectively.

It should be noted that adjusted 2017 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Six Months Ended
(Dollars in thousands)	June 30,
	2017	Adjusted 2017[1]	2018	2018 vs Adjusted 2017
Segment net sales
Performance Coatings	$278,311	$290,760	$378,097	$87,337
Performance Colors and Glass	210,155	221,361	246,532	25,171
Color Solutions	180,721	188,940	197,142	8,202
Total segment net sales	$669,187	$701,061	$821,771	$120,710

Segment adjusted gross profit
Performance Coatings	$74,378	$78,856	$93,929	$15,073
Performance Colors and Glass	78,290	82,238	88,694	6,456
Color Solutions	59,262	61,551	64,643	3,092
Other costs of sales	(526)	(469)	(350)	119
Total adjusted gross profit[2]	$211,404	$222,176	$246,916	$24,740

Adjusted selling, general and administrative expenses
Strategic services	$64,300	$68,636	$80,680	$12,044
Functional services	40,868	42,586	44,646	2,060
Incentive compensation	4,295	4,530	5,490	960
Stock-based compensation	5,391	5,391	3,856	(1,535)
Total adjusted selling, general and administrative expenses[3]	$114,854	$121,143	$134,672	$13,529

Adjusted operating profit	$96,550	$101,033	$112,244	$11,211
Adjusted operating profit as a % of net sales	14.4%	14.4%	13.7%

(1)

Reflects the remeasurement of 2017 reported and adjusted local currency results using 2018 exchange rates, resulting in constant currency comparative figures to 2018 reported and adjusted results.  See Table 6 for non-GAAP adjustments applicable to the six month period.

(2)	Refer to Table 6 for the reconciliation of adjusted gross profit for the six months ended June 30, 2018 and 2017, respectively.
(3)	Refer to Table 6 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the six months ended June 30, 2018 and 2017, respectively.

It should be noted that adjusted 2017 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net income attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income attributable to Ferro Corporation common shareholders	$29,668	$21,025	$53,059	$42,923
Net income attributable to noncontrolling interests	193	204	400	427
Restructuring and impairment charges	3,768	3,224	7,874	6,242
Other expense, net	4,328	5,764	6,742	6,611
Interest expense	8,200	6,449	16,162	12,673
Income tax expense	10,364	8,695	17,878	15,833
Depreciation and amortization	14,477	12,734	28,739	24,588
Less: interest amortization expense and other	(903)	(953)	(1,773)	(1,432)
Cost of sales adjustments[1]	606	1,631	1,585	4,268
SG&A adjustments[1]	4,485	5,023	8,544	7,573
Adjusted EBITDA	$75,186	$63,796	$139,210	$119,706

Net sales	$416,239	$348,632	$821,771	$669,187
Adjusted EBITDA as a % of net sales	18.1%	18.3%	16.9%	17.9%

(1)

For details of Non-GAAP adjustments, refer to Table 5 and Table 6 for the reconciliation of cost of sales to adjusted cost of sales and SG&A to adjusted SG&A for the three and six months ended June 30, 2018 and 2017, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Beginning of period
Gross debt	$815,930	$643,173	$759,078	$578,205
Cash	53,296	92,829	63,551	45,582
Debt, net of cash	762,634	550,344	695,527	532,623

Unamortized debt issuance costs	7,163	8,206	7,451	3,720
Debt, net of cash and unamortized debt issuance costs	755,471	542,138	688,076	528,903

End of period
Gross debt	846,039	668,993	846,039	668,993
Cash	44,886	78,866	44,886	78,866
Debt, net of cash	801,153	590,127	801,153	590,127

Unamortized debt issuance costs	5,285	8,079	5,285	8,079
Debt, net of cash and unamortized debt issuance costs	795,868	582,048	795,868	582,048

Change from FX on Euro term loan debt	2,258	(19,259)	(5,657)	(19,232)
FX on Cash	(2,298)	1,711	(1,036)	2,157
Assumption of debt from acquisitions	-	(7,975)	-	(7,975)

Period increase in debt, net of cash, unamortized debt issuance costs and FX	$(38,479)	$(14,260)	$(98,933)	$(32,454)

Period increase in debt, net of cash and unamortized debt issuance costs	$(40,397)	$(39,910)	$(107,792)	$(53,145)

It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe that given the significant cash and cash equivalents on the balance sheet that the change in cash against outstanding debt, net debt, between periods is a meaningful measure.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to

Adjusted Free Cash Flow from Continuing Operations (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$29,861	$21,229	$53,459	$43,350
Gain on sale of assets	59	866	288	1,285
Depreciation and amortization	13,574	11,781	26,966	23,156
Interest amortization	903	953	1,773	1,432
Restructuring and impairment	3,050	1,046	5,479	3,874
Loss on extinguishment of debt	3,226	-	3,226	3,905
Accounts receivable	(18,107)	(21,564)	(50,764)	(48,183)
Inventories	(36,544)	(11,545)	(65,364)	(28,659)
Accounts payable	5,608	5,934	(1,531)	14,122
Other current assets and liabilities, net	(12,065)	(1,846)	(18,800)	(5,111)
Other adjustments, net	7,045	6,221	7,593	5,534
Net cash (used in) provided by operating activities (GAAP)	$(3,390)	$13,075	$(37,675)	$14,705
Less: Capital Expenditures	(22,887)	(10,128)	(43,569)	(16,894)
Free Cash Flow from Continuing Operations (Non-GAAP)	(26,277)	2,947	(81,244)	(2,189)
Plus: cash used for restructuring	1,842	2,177	3,520	2,367
Plus: cash used for capital expenditures related to optimization projects(1)	13,694	-	19,902	-
Plus: Cash used for net working capital investment related to optimization projects(2)	-	-	2,051	-
Plus: Cash used for acquisition related professional fees(3)	4,178	2,537	5,003	4,212
Plus: Cash used for optimization projects(3)	1,709	122	2,998	542
Plus: Cash used for divested businesses and assets(3)	(131)	588	384	751
Adjusted Free Cash Flow from Continuing Operations (Non-GAAP)	(4,985)	8,371	(47,386)	5,683

(1)

The adjustment to capital expenditures represents capital spend for certain optimization projects that are not expected to recur in the long-term at the current rate. See Table 10 for the reconciliation of period change in debt, net of cash, unamortized debt issuance costs, FX and assumption of debt from acquisitions.

(2)

The adjustment to net working capital represents spend for the build in inventory related to optimization projects noted in (1) above.  This build in inventory is considered to be outside of the normal operations of the underlying business, and expected to be temporary in nature.

(3)

The adjustment represents those cash outlays for (a) acquisitions related professional fees, (b) costs related to certain optimization projects, and (c) costs related to divested businesses and assets, as detailed in the description of adjustments in Table 5 and Table 6 for the three and six months ended June 30, 2018 and 2017, respectively.

It should be noted that adjusted free cash flow from continuing operations is a financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).  The non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with GAAP and a reconciliation of the financial measures to the most comparable U.S. GAAP financial measures is presented. We believe this data provides investors with additional information on the underlying operations and trends of the business, and enables period-to-period comparability of the financial performance of the business.  Additionally, certain elements of these measures are used in the calculation of certain incentive compensation programs for management.